As filed with the Securities and Exchange Commission on June 15, 2016.

Registration No. 333 -

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Callon Petroleum Company

(Exact Name of Registrant as Specified in Its Charter)

State of Delaware	64-0844345
(State or Other Jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification Number)

200 North Canal Street Natchez, Mississippi	39120
(Address of Principal Executive Offices)	(Zip Code)

Callon Petroleum Company 2011 Omnibus Incentive Plan

(Full Title of the Plan)

Fred L. Callon

President and Chief Executive Officer

200 North Canal Street

Natchez, Mississippi 39120

(Name and address of Agent for Service)

(601) 442-1601

(Telephone Number, Including Area Code, of Agent for Service)

Copies to:

William B. Nelson

Haynes and Boone, LLP

1221 McKinney St., Suite 2100

Houston, Texas 77010

(713) 547-2084

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definition of “accelerated filer,” “large accelerated filer” and “smaller reporting company” in Rule 12b–2 of the Exchange Act. Check one:

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee(2)
Common Stock, par value $0.01 per share	2,000,000	$11.99	$23,980,000	$2,414.79

(1)	Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall be deemed to cover an indeterminate number of additional shares of common stock, 0.01 par value (the “Common Stock”), of Callon Petroleum Company (the “Registrant”) that may become issuable as a result of stock splits, stock dividends or similar transactions pursuant to anti-dilution and adjustment provisions of the Callon Petroleum Company 2011 Omnibus Incentive Plan, as amended (the “2011 Plan”).
(2)	Estimated solely for calculating the amount of the registration fee, pursuant to paragraphs (c) and (h) of Rule 457 of the General Rules and Regulations under the Securities Act, on the basis of the average of the high and low sale prices of such securities on the New York Stock Exchange on June 10, 2016, a date within five business days prior to filing.

EXPLANATORY STATEMENT

Callon Petroleum Company, a Delaware corporation (the “Registrant”), is filing this Registration Statement on Form S-8 (“Registration Statement”) pursuant to General Instruction E of Form S-8 to register the offer and sale of an additional 2,000,000 shares of its Common Stock that may be issued under the 2011 Plan.

Except as otherwise modified below, the contents of the Registration Statement on Form S-8 (File No. 333-176061) relating to the 2011 Plan, which was filed with the Securities and Exchange Commission (the “Commission”) on August 4, 2011, are incorporated by reference into this Registration Statement as permitted by General Instruction E of Form S-8.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.*

Item 2. Registrant Information and Employee Plan Annual Information.*

*	The documents containing the information specified in Part I of Form S-8 will be sent or given to participants in the 2011 Plan as specified by Rule 428(b)(1) of the Securities. Such documents need not be filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Securities Act Rule 424. These documents, which include the statement of availability required by Item 2 of Form S-8 and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference:

(a)	Annual Report on Form 10-K for the fiscal year ended December 31, 2015 filed with the Commission on March 3, 2016.

(b)	Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2016 filed with the Commission on May 4, 2016.

(c)	Current Reports on Form 8-K (other than those portions furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K) filed with the Commission on January 15, March 1, March 4, March 8, April 19, April 21, May 13, May 31 and June 1, 2016.

(d)	The description of our common stock contained in the Registration Statement on Form 8-B filed with the Commission on October 3, 1994, including any future amendment or report for the purpose of updating such description.

All documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered under the 2011 Plan have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents. Pursuant to General Instruction B of Form 8-K, any information submitted under Item 2.02, Results of Operations and Financial Condition, or Item 7.01, Regulation FD Disclosure, of Form 8-K is not deemed to be “filed” for the purpose of Section 18 of the Exchange Act, and the Registrant is not subject to the liabilities of Section 18 with respect to information submitted under Item 2.02 or Item 7.01 of Form 8-K. The Registrant is not incorporating by reference any information submitted under Item 2.02 or Item 7.01 of Form 8-K into any filing under the Securities Act or the Exchange Act or into this Registration Statement, unless otherwise indicated on such Form 8-K.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

Item 8. Exhibits.

See Exhibit Index, which is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Natchez, State of Mississippi, on June 15, 2016.

By:	/s/ Fred L. Callon
Fred L. Callon,
President and Chief Executive Officer

Each of the undersigned constitutes and appoints Fred L. Callon, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign this registration statement and any and all amendments to this registration statement (including post-effective amendments) and to file same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and/or any state securities department or any other federal or state agency or governmental authority granting unto such attorneys-in-fact and agents, and each of them, full power to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all extents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Fred L. Callon Fred L. Callon	Chairman, President and Chief Executive Officer (Principal Executive Officer)	June 15, 2016

/s/ Joseph C. Gatto, Jr. Joseph C. Gatto, Jr.	Senior Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)	June 15, 2016

/s/ Mitzi P. Conn Mitzi P. Conn	Corporate Controller (Principal Accounting Officer)	June 15, 2016

/s/ L. Richard Flury L. Richard Flury	Director	June 15, 2016

/s/ Larry D. McVay Larry D. McVay	Director	June 15, 2016

/s/ John C. Wallace John C. Wallace	Director	June 15, 2016

/s/ Anthony J. Nocchiero Anthony J. Nocchiero	Director	June 15, 2016

/s/ Michael L. Finch Michael L. Finch	Director	June 15, 2016

Matthew Regis Bob	Director

/s/ James M. Trimble James M. Trimble	Director	June 15, 2016

EXHIBIT INDEX

Exhibit Number	Description

4.1	Callon Petroleum Company 2011 Omnibus Incentive Plan (incorporated by reference from Exhibit A of the Registrant’s Proxy Statement on Schedule 14A, filed with the Commission on March 21, 2011).

4.2	First Amendment to the Callon Petroleum Company 2011 Omnibus Incentive Plan (incorporated by reference to Exhibit 10.1 of the Registrant’s Report on Form 10-Q, filed with the Commission on November 5, 2015).

5.1	Opinion of Haynes and Boone, LLP, counsel to the Registrant (filed herewith).

23.1	Consent of Ernst & Young LLP (filed herewith).

23.2	Consent of Haynes and Boone, LLP (included in Exhibit 5.1).

23.3	Consent of DeGolyer and MacNaughton, Inc. (filed herewith).

23.4	Consent of Huddleston & Co., Inc. (filed herewith).

24.1	Powers of Attorney (included on signature page to this Registration Statement).